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                                                                      Exhibit 21

                    SUBSIDIARIES OF ATMOS ENERGY CORPORATION

                                            State of         Percent of
                  Name                    Incorporation         Stock


Atmos Energy Services, Inc.                 Delaware            100%

EGASCO, Inc.                                  Texas             100%

ENERMART, INC                               Delaware            100%

ENERMART TRUST (a Pennsylvania            Pennsylvania          100%
Business Trust and a wholly-owned
subsidiary of Enermart, Inc.)

Trans Louisiana Industrial Gas              Louisiana           100%
 Company, Inc

UCG Energy Corporation                      Delaware            100%

UCG Leasing, Inc. (wholly-owned              Georgia            100%
subsidiary of UCG Energy Corporation)

United Cities Gas Storage Company           Delaware            100%

United Cities Propane Gas of                Tennessee           100%
Tennessee, Inc. (wholly-owned
subsidiary of UCG Energy Corporation)

Western Kentucky Gas Resources              Delaware            100%
 Company d/b/a NRG, Inc.